EXHIBIT 3.1

Amendments to Articles of Incorporation
dated February 14, 2001 and April 2, 2001, attaching
Certificate of Creation of Series C Convertible Preferred Stock

ARTICLES OF AMENDMENT
OF ARTICLES OF INCORPORATION
OF CALENDAR CAPITAL, INC.
INCIDENT TO REVERSE STOCK SPLIT BY BOARD

             The undersigned, Paul D. Crawford, Secretary of Calendar Capital, Inc., a Minnesota corporation, (the “Company”), hereby certifies (i) that Article IV of the Company’s Articles of Incorporation has been amended to read in its entirety as follows:

“ARTICLE IV.

             4.01.     The number of shares that the corporation shall have authority to issue, itemized by class, series, and par value of the shares, if any, is:

Class	Shares	Par Value

Class A Voting Common Stock	700,000	$0.01
Series B Convertible Preferred Stock	100,000	$0.01
Series C Convertible Preferred Stock	200,000	$0.01

The shares of Preferred Stock shall have the rights and preferences as adopted by resolutions of the Board of Directors from time to time.

             4.02.     The Board of Directors may, from time to time, establish by resolution different classes or series of shares and may fix the relative rights and preferences of said shares in any class or series.

             4.03.     The Board of Directors shall have the authority to issue shares of a class or series to holders of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.”

             4.04.     No shareholder of this Corporation shall have any cumulative voting rights.

             4.05.     No shareholder of this Corporation shall have any preemptive rights to subscribe for, purchase or acquire any shares of the Corporation of any class, or any obligations or other securities convertible into or exchangeable for any such shares, or any rights to purchase any such shares, securities or obligations.”

             (ii)         that such amendment has been adopted in accordance with the requirements of, and pursuant to, Chapter 302A of the Minnesota Statutes; (ii) that such amendment was adopted pursuant to Section 302A.402 of the Minnesota Statutes in connection with a division of the Company’s capital stock; and (iii) that such amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Company and will not result in the percentage of authorized shares that remains unissued after such division exceeding the percentage of authorized shares that were unissued before the division.

             The division giving rise to the amendment set forth above concerns a twenty (20) for one (1) reverse split of the capital stock of the Company.  Such division is being affected as follows:

             (i)          as soon as practicable after the date these Articles of Amendments are filed with the Secretary of State of the State of Minnesota (the “Effective Date”), the Company’s transfer agent and registrar will cancel all the outstanding shares of capital stock held of record on the books of the Company and issue and register one (1) share of capital stock for every twenty (20) shares of Common Stock issued and outstanding in the name of each common stockholder of record as of the Effective Date, and will deliver or mail such certificates to each holder; and

             (ii)         in settlement of fractional interests which may arise as a result of common shareholders of record on the Effective Date holding a number of shares not divisible by fourteen, such common shareholders or record will be entitled to cash in an amount equal to the product of (i) the fraction one-half (1/2) multiplied by (ii) 66-2/3% of the closing sale price of the Company’s Common Stock as reported by the OTC on the Effective Date rounded up to the nearest cent; provided, however, that to accommodate the needs of common shareholders of record who may be acting as nominees for a number of beneficial holders, the Company may settle for cash fractional interests which may result from the allocation by common shareholders of record of the reverse stock split shares to beneficial holders of the Common Stock, although the aggregate amount of cash necessary to effect such settlement may exceed the amount otherwise indicated by the number of shares held of record by such common shareholder; and

             (iii)        each option and warrant to purchase shares of capital stock of the Company which shall be outstanding at the close of business on the Effective Date, shall thereupon be and become an option to purchase 1/20th of the number of shares of capital stock immediately theretofore purchasable and the purchase price payable per share for such shares shall be 20 times the purchase price immediately theretofore payable; and

             (iv)       the aggregate number of shares of capital stock reserved for issuance upon exercise of such outstanding options and warrants shall thereupon be and become the number of shares of capital stock issuable pursuant to such options and warrants as provided above.

             IN WITNESS WHEREOF, I have subscribed my name this 14th day of February, 2001.

/s/ Paul D. Crawford
Paul D. Crawford, Secretary

ARTICLES OF AMENDMENT
OF ARTICLES OF INCORPORATION
OF CALENDAR CAPITAL, INC.

             The undersigned, Paul D. Crawford, Secretary of Calendar Capital, Inc., a Minnesota corporation, (the “Company”), hereby certifies:

             (i)          that Article IV of the Company’s Articles of Incorporation has been amended to read in its entirety as follows:

             “4.01    The number of shares that the corporation shall have authority to issue, itemized by class, series, and par value of the shares, if any, is:

Class	Shares	Par Value

Class A Voting Common Stock	700,000	$0.01
Series B Convertible Preferred Stock	100,000	$0.01
Series C Convertible Preferred Stock	200,000	$0.01

The shares of Preferred Stock shall have the rights and preferences as adopted by resolutions of the Board of Directors from time to time.

             4.02      The Board of Directors may, from time to time, establish by resolution different classes or series of shares and may fix the relative rights and preferences of said shares in any class or series.

             4.03      The Board of Directors shall have the authority to issue shares of a class or series to holders of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

             4.04.     No shareholder of this Corporation shall have any cumulative voting rights.

             4.05.     No shareholder of this Corporation shall have any preemptive rights to subscribe for, purchase or acquire any shares of the Corporation of any class, or any obligations or other securities convertible into or exchangeable for any such shares, or any rights to purchase any such shares, securities or obligations.”

             (ii)         that such amendment has been adopted in accordance with the requirements of, and pursuant to, Chapter 302A of the Minnesota Statutes; (iii) that such amendment was adopted pursuant to Section 302A.402 of the Minnesota Statutes in connection with a division of the Company’s capital stock; and (iv) that such amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Company and will not result in the percentage of authorized shares that remains unissued after such division exceeding the percentage of authorized shares that were unissued before the division.

             The division giving rise to the amendment set forth above concerns a twenty (20) for one (1) reserve split of the capital stock of the Company.  Such division is being affected as follows:

             (i)          as soon as practicable after the date these Articles of Amendments are filed with the Secretary of State of the State of Minnesota (the “Effective Date”), the Company’s transfer agent and registrar will cancel all the outstanding shares of capital stock held of record on the books of the Company and issue and register one share of capital stock for every twenty shares of capital stock issued and outstanding in the name of each stockholder of record as of the Effective Date, and will deliver or mail such certificates to each holder; and

             (ii)         the Company shall not issue any fractional shares or interest in connection with the foregoing reverse split; if any holder of shares of capital stock would otherwise be entitled to a fractional share upon exchange thereof, the Company shall round up the number of shares to be issued to such holder to the nearest whole share; and

             (iii)        each option and warrant to purchase shares of capital stock of the Company which shall be outstanding at the close of business on the Effective Date, shall thereupon be and become an option to purchase 1/20th of the number of shares of capital stock immediately theretofore purchasable and the purchase price payable per share for such shares shall be 20 times the purchase price immediately theretofore payable; and

             (iv)       the aggregate number of shares of capital stock reserved for issuance upon exercise of such outstanding options and warrants shall thereupon be and become the number of shares of capital stock issuable pursuant to such options and warrants as provided above.

             IN WITNESS WHEREOF, I have subscribed my name this 2nd day of April, 2001.

/s/ Paul D. Crawford
Paul D. Crawford, Secretary

CERTIFICATE OF CREATION OF SERIES C

CONVERTIBLE PREFERRED STOCK

OF

CALENDAR CAPITAL, INC.

             I, PAUL D. CRAWFORD, the Chief Executive Officer of Calendar Capital, Inc., a Minnesota corporation (the "Company"), do hereby certify that on January 1, 2000, under the authority of Article IV of the Company's Articles of Incorporation, as amended, the Board of Directors of the Company unanimously adopted a resolution fixing the rights and preferences of 4,000,000 of the Company's undesignated shares of capital stock as Series C Convertible Preferred Stock, $.01 par value and $25.00 stated value per share, with the preferences, rights and limitations set forth on Exhibit A which is attached hereto and hereby incorporated herein.

             IN WITNESS WHEREOF, I have hereunto subscribed my name as Chief Executive Officer of the Company this 1st day of January, 2000.

/s/ Paul D. Crawford
Paul D. Crawford
Chief Executive Officer

EXHIBIT A

STATEMENT OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS OF SERIES C
CONVERTIBLE PREFERRED STOCK OF CALENDAR CAPITAL, INC.

SECTION 1. DESIGNATION.  The distinctive serial designation of said series shall be "Series C Convertible Preferred Stock" (hereinafter called "Series C"). Each share of Series C shall be identical in all respects with all other shares of Series C.

SECTION 2. NUMBER OF SHARES. The number of shares in Series C shall initially be 4,000,000, which number may from time to time be increased or decreased (but not below the number thereof then outstanding) by the Board of Directors.  Shares of Series C that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of undesignated capital stock.

SECTION 3. DIVIDENDS. The holders of shares of Series C shall be not entitled to receive dividends.

SECTION 4. LIQUIDATION RIGHTS. In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series C shall be entitled, before any distribution or payment is made to the holders of any junior stock, to be paid in full the redemption price in effect at the date of such distribution as provided in Section 5 hereof.

If such amount shall have been paid in full to all holders of shares of Series C, the remaining assets of the Corporation shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective numbers of shares. For the purposes of this Section 4, the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

SECTION 5. REDEMPTION. Series C shall not be redeemable by the Corporation prior to January 1, 2001.  On or after January 1, 2001, the Corporation, at the option of the Board of Directors, may redeem in whole or in part the shares of Series C at the time outstanding, upon notice given as hereinafter specified, at the redemption price as provided in this Section 5.  The redemption price for shares of Series C shall be $25 per share.

Notice of every redemption of shares of Series C shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be a least 30 days and not more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of Series C designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C.

In case of redemption of a part only of the shares of Series C at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of Series C shall be redeemed from time to time.

If notice of redemption shall have been duly given, and if on or before the redemption date specified therein all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, on and after such redemption date, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

Any funds so set aside or deposited by the Corporation which shall not be required for such redemption because of the exercise of any right of conversion or exchange subsequent to the date of such deposit shall be released or repaid to the Corporation forthwith. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

SECTION 6. CONVERSION RIGHTS. The holders of shares of Series C shall have the right, at their option, at any time before the date fixed for the redemption of such share to surrender the certificate evidencing such share, accompanied by written notice of election to convert, and receive in lieu thereof a certificate evidencing twelve and one-half (12-1/2) shares of Common Stock of this Corporation.

The shares of Series C shall be convertible at the principal office of the Corporation, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation.

In order to convert shares of Series C into Common Stock the holder thereof shall surrender at the office or offices hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that such holder elects to convert such shares.

Shares of Series C shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of the certificates for such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of Series C are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the third full business day prior to the date fixed for redemption, unless default shall be made in payment of the redemption price.

No fractional shares of Common Stock shall be issued upon conversion of shares of Series C, but, instead of any fraction of a share which would otherwise be issuable, the Corporation at its option may make a cash settlement in respect thereof on the basis of the closing price of the Common Stock on the date of conversion, or may issue scrip certificates exchangeable together with other such scrip certificates aggregating one or more full shares for certificates representing such full share or shares. Until the exchange thereof for certificates representing full common shares, the holder of any such scrip certificates shall not be entitled to vote with respect thereto or to have any other rights by virtue thereof as a shareholder of this Corporation, except such rights, if any, as the Board of Directors may in its discretion determine in the event of dissolution of this Corporation.

In the event that this Corporation at any time prior to such conversion either (a) subdivide the outstanding Common Stock into a greater number of shares, (b) combine the outstanding Common Stock into a smaller number of shares, (c) change the outstanding Common Stock into the same or given number of shares of any other class or classes or shares, or (d) offer to the holders of Common Stock any rights to subscribe for shares or for other securities of this Corporation, then the holders of the Series C shall be entitled, as the case may be, to receive the same number of Common Stock or shares of any other class or classes of shares or other securities of this Corporation or shall be entitled to subscribe for and purchase at the same price that the shares or securities are offered to holders of Common Stock, the number of such shares or the amount of such securities as will represent the same proportion of the outstanding Common Stock prior to such increase or decreases as they would have been entitled to receive or subscribe for, as the case may be, had they been holders of the number of Common Stock into which their preferred shares were convertible on the record date for any such subscription.

In the event this Corporation, at any time while any of such Series C shares are outstanding shall be consolidated with or merged into any other corporation or corporations, or shall sell or lease all or substantially all of its property and business, lawful provisions shall be made as part of the terms of such consolidation, merger, sale, or lease that the holder of such Series C may thereafter receive in lieu of such Common Stock otherwise issuable to him/her upon conversion of such Series C, but at the conversion rate which would otherwise be in effect at the time of conversion as herein provided, the same kind and amount of securities or assets as may be issuable, distributable, or payable upon such consolidation, merger, sale, or lease, with respect to Common Stock of this Corporation.

Upon proper authorization by an amendment to the certificate of incorporation, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of shares of Series C, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series C then outstanding.

The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series C pursuant thereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

SECTION 7. VOTING RIGHTS. Except as otherwise provided by the Minnesota Business Corporation Act of the State of Minnesota, the holders of Common Stock and the holders of shares of Series C shall have the right to vote or consent at all meetings of the shareholders of this Corporation or in respect of all matters on which the consent of shareholders is required as one class. The holders of each share of Series C shall be entitled to 12-1/2 votes for each such share held.

So long as any shares of Series C are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the consent of the holders of at least 66 2/3% of the shares of Series C and of all other series of the Preferred Stock similarly entitled to vote upon the matters specified in this paragraph at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Any amendment, alteration or repeal of any of the provisions of the certificate of incorporation, or of the by-laws, of the Corporation, which would alter or change the powers, preferences or special rights of the holder of the Series C and of all such other series of the Preferred Stock so as to affect them adversely; provided, however, that the amendment of the provisions of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class or series ranking on a parity with the shares of Series C and all such other series of the Preferred Stock shall not be deemed to affect adversely the powers, preferences or special rights of the holders of the shares of Series C and all such other series of the Preferred Stock; and provided, further, that if any such amendment, alteration or repeal would affect adversely any powers, preferences or special rights of the holders of the shares of Series C which are not enjoyed by some or all of the holders of the other series otherwise entitled to vote in accordance with this paragraph, the consent of the holders of at least 66 2/3% of the shares of Series C and of all other series similarly affected, similarly given, shall be required in lieu of the consent of the holders of at least 66 2/3% of the shares of Series C and of all other series of the Preferred Stock otherwise entitled to vote in accordance with this paragraph;

(ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the shares of Series C in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation; or

(iii) The merger or consolidation of the Corporation with or into any other corporation, unless the surviving or resulting corporation will thereafter have no class or series of shares and no other securities either authorized or outstanding ranking prior to the Series C in the distribution of assets on liquidation, dissolution or winding up, except the same number of shares and the same amount of other securities with the same rights and preferences as the shares and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of shares of Series C immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the surviving or resulting corporation; provided , however, that no such consent of the holders of Series C shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such prior shares or convertible security or securities is to be made, or when such consolidation or merger, purchase or redemption is to take effect, as the case may be, provision is made for the redemption of all shares of Series C at the time outstanding.

So long as any shares of Series C are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the consent of the holders of at least a majority of the shares of Series C given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any increase or decrease (but not below the number of shares thereof then outstanding) in the authorized number of shares of Series C, or the authorization or creation of, or the increase in the authorized number of, any shares of any class or series or any security convertible into shares of any class or series ranking on a parity with the Series C in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; provided, however, that no such consent shall be required if, at or prior to the time such increase, decrease, authorization or creation of parity shares is to be made, provision is made for redemption of all shares of Series C at the time outstanding.

SECTION 8. DEFINITION.  As used herein with respect to Series C, "junior stock" shall mean the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series C has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

SECTION 9. OTHER RIGHTS.  The shares of Series C shall not have any powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein."